EXHIBIT 99


             FIRST CITIZENS REPORTS EARNINGS FOR THIRD QUARTER 2003

COLUMBIA, S.C., October 31, 2003 - First Citizens Bancorporation of South Carolina, Inc. (OTCBB-"FCBN") reports consolidated net income for the quarter ending September 30, 2003, of $10.24 million compared to $9.37 million for the corresponding quarter of 2002. Craig Nix, Chief Financial Officer stated, "The increase in net income was primarily due to an increase in mortgage and deposit-related income."

Total deposits as of September 30, 2003 were $3.65 billion compared to $3.12 billion as of September 30, 2002. Gross loans as of September 30, 2003 were $2.85 billion compared to $2.37 billion as of September 30, 2002.

Noninterest income was $17.09 million during the third quarter of 2003, an increase of $4.23 million over the same period of 2002. The increase was primarily due to increases in deposit-related income and mortgage income. Of the $4.23 million increase, $1.55 million related to the recapture of mortgage servicing rights impairment which was recorded in prior periods as prescribed by generally accepted accounting principles. The recapture was the result of increased mortgage rates since the second quarter 2003.

Noninterest expense was $34.66 million during the third quarter of 2003, an increase of $2.36 million over the same period of 2002. The majority of the increase was due to higher personnel costs, occupancy expense and data processing expense as a result of continued expansion of lines of business.

For the nine months ended September 30, 2003, consolidated net income was $30.50 million compared to $30.39 million for the nine months ended September 30, 2002.

Noninterest income was $45.21 million for the nine months ended September 30, 2003, an increase of $9.30 million over the same period of 2002. The increase was primarily due to increases in deposit-related income and mortgage income.

Noninterest expense was $100.52 million for the nine months ended September 30, 2003, an increase of $7.86 million over the same period of 2002. The majority of the increase was due to higher personnel costs, occupancy expense and data processing expense as a result of continued expansion of lines of business.

At its meeting held October 29, 2003, Bancorporation's Board of Directors declared a third quarter common stock dividend of $0.35 per share for shareholders of record as of November 14, 2003, payable November 25, 2003.

First Citizens Bancorporation of South Carolina, Inc. is a three-bank financial holding company headquartered in Columbia, South Carolina, with $4.22 billion in total consolidated assets as of September 30, 2003. For more information, visit the First Citizens web site at www.fcbsc.com.

This discussion may contain statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results, or otherwise are not statements of historical fact. Such statements are often characterized by the use of the qualifying words (and their derivatives) such as "expect," "believe," "estimate," "plan," "project," "anticipate," or other statements concerning opinions or judgments of Bancorporation and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of Bancorporations' customers, actions of government regulators, the level of market interest rates, and general economic conditions.

CONDENSED STATEMENTS OF INCOME
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;               Quarter ended September 30,        Nine months ended September 30,
UNAUDITED)
                                                           2003             2002              2003                2002
Interest income                                       $       49,718   $       51,932   $        148,380   $         157,472
Interest expense                                              11,663           14,874             37,765              48,038
Net interest income                                           38,055           37,058            110,615             109,434
Provision for loan losses                                      4,436            3,518              7,799               6,979
Net interest income after provision for loan losses           33,619           33,540            102,816             102,455
Noninterest income                                            17,085           12,853             45,210              35,910
Noninterest expense                                           34,662           32,304            100,524              92,664
Income before income taxes                                    16,042           14,089             47,502              45,701
Income taxes                                                   5,806            4,720             17,006              15,310
Net income                                            $       10,236   $        9,369   $         30,496   $          30,391
Net income per share                                  $        11.24   $        10.19   $          33.41   $           32.92
Cash dividend per share                               $         0.35   $         0.25   $           0.85   $            0.75
Profitability information (annualized):
Return on average assets                                        0.97%            1.02%              1.01%               1.11%
Return on average equity                                       12.49            12.57              12.84               14.24
Taxable-equivalent net yield on average interest-
earning assets                                                  3.98             4.42               4.01                4.38


CONDENSED BALANCE SHEETS
(THOUSANDS, EXCEPT SHARE DATA; UNAUDITED)
                                              September 30,    December 31,    September 30,
                                                  2003             2002            2002
Cash and due from bank                       $      146,660   $     165,747   $      146,033
Federal funds sold                                   87,972         121,626           74,800
Investment securities                               924,311         915,870          883,000
Loans                                             2,849,352       2,415,396        2,369,770
Reserve for loan losses                             (50,467)        (43,305)         (42,285)
Other assets                                        261,480         212,542          207,977
Total assets                                 $    4,219,308   $   3,787,876   $    3,639,295

Deposits                                     $    3,649,027   $   3,276,008   $    3,121,422
Other liabilities                                   240,749         208,284          221,495
Shareholders' equity                                329,532         303,584          296,378
Total liabilities and shareholders' equity   $    4,219,308   $   3,787,876   $    3,639,295
Book value per share                         $       360.33   $      329.67   $       321.38


SELECTED AVERAGE BALANCES
(THOUSANDS; UNAUDITED)
                                 Quarter ended September 30,      Nine months ended September 30,
                                    2003            2002             2003              2002
Total assets                   $    4,167,228  $    3,651,191  $      4,047,712  $       3,662,395
Investment securities                 916,595         946,242           925,213            933,552
Loans                               2,783,180       2,332,854         2,614,214          2,274,560
Interest-earning assets             3,821,169       3,354,754         3,715,408          3,363,513
Deposits                            3,581,548       3,099,334         3,482,619          3,092,917
Interest-bearing liabilities        3,160,403       2,776,401         3,080,995          2,817,201
Shareholders' equity                  325,128         295,755           317,638            285,429


    CONTACT: Craig L. Nix of First Citizens Bancorporation of South Carolina,
                              Inc. at 803-733-2659